UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 26, 2007

CenturyTel, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 CenturyTel Drive, Monroe, Louisiana            71203

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:

 (318) 388-9000
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry Into a Material Definitive Agreement.
            On March 26, 2007, we entered into an Underwriting Agreement with Banc of America Securities LLC, J.P. Morgan Securities Inc., Lehman Brothers Inc., Wachovia Capital Markets, LLC and the other underwriters named in Schedule 1 thereto (the “Underwriters”), pursuant to which we agreed to issue and sell to the Underwriters $750 million of our debt securities, consisting of $500 million aggregate principal amount of our 6.00% Senior Notes, Series N, due 2017 and $250 million aggregate principal amount of our Senior Notes, Series O, due 2013 (collectively, the “Notes”).
            We completed the sale of the Notes on March 29, 2007.  The net proceeds to us from the sale of the Notes, after deducting the Underwriters’ discount and our estimated offering expenses, are expected to be approximately $741.5 million.  For additional information on our offering, please see our press release filed as Exhibit 99.1 to this Report.
            Certain underwriters or their affiliates may engage, or have engaged, in various general financing and banking transactions from time to time with us or our affiliates for which they have received, or will receive, customary compensation.  Affiliates of most of the underwriters are lenders under our existing $750 million revolving credit facility, and each of these lenders or their affiliates act as either joint bookrunners, co-lead arrangers, administrative agents, syndication agents or co-documentation agents under this facility.  For additional information on these relationships and the terms of the Notes, see our prospectus supplement, dated March 26, 2007, which we have filed with the Securities and Exchange Commission.
The Notes were offered and sold pursuant to our Registration Statement on Form S-3, File No. 333-84276, dated March 14, 2002.  A copy of the Underwriting Agreement and the related Price Determination Agreement are filed as Exhibits 1.1 and 1.2 to this Report.
            The Notes are governed by and issued pursuant to the Fourth Supplemental Indenture dated as of March 26, 2007 to Indenture dated March 31, 1994, between us and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee.   A copy of the Fourth Supplemental Indenture, including the forms of Notes, is filed as Exhibit 4.1 to this Report.
Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
            The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01.       Financial Statements and Exhibits.
(d)        Exhibits
Exhibit No.     Description
1.1                 Underwriting Agreement dated, March 26, 2007, by and among us and the Underwriters.
1.2                 Price Determination Agreement, dated March 26, 2007, by and among us and the Underwriters.
4.1                 Fourth Supplemental Indenture, dated as of March 26, 2007, to Indenture dated March 31, 1994, by and between us and Regions Bank, as trustee.
4.2                 Form of the Notes (included in Exhibit 4.1 above).
99.1               Press Release issued March 29, 2007, announcing the completion of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    CenturyTel, Inc.

                                                                                                                                      By:    /s/ Neil A. Sweasy
                                                                                                                                             Neil A. Sweasy
                                                                                                                                             Vice President and Controller

Dated:  March 29, 2007